Exhibit 99.1

FirstEnergy Corp.	For Release: September 1, 2009
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Ron Seeholzer
(330) 384-5247	(330) 384-5415

FIRSTENERGY ANNOUNCES EXPIRATION OF ITS CASH TENDER OFFER
       FOR 6.45% NOTES, SERIES B, DUE 2011

AKRON, OH –FirstEnergy Corp. (NYSE: FE) today announced the expiration of its previously announced cash tender offer for $1,200,000,000 aggregate principal amount of its 6.45% Notes, Series B, due 2011, as specified in the Offer to Purchase dated August 4, 2009, and amended by the press release issued by FirstEnergy on August 18, 2009.  The tender offer expired at 11:59 p.m., New York City time, on August 31, 2009.  According to information provided by the Tender Agent, as of the expiration time, the aggregate principal amount of the notes validly tendered and not validly withdrawn pursuant to the tender offer was $1,256,369,000.  Because the aggregate principal amount of the notes validly tendered and not withdrawn as of the expiration time is in excess of the tender cap, FirstEnergy will purchase all notes accepted in the tender offer on a pro rata basis among the tendering holders, as described in the Offer to Purchase.  The settlement date is expected to be September 1, 2009.

Holders of notes that validly tendered and did not validly withdraw their notes by the early tender deadline of 5:00 p.m., New York City time, on August 17, 2009, and whose notes are accepted for purchase are entitled to receive the previously announced total consideration of $1,092.50 per $1,000 principal amount of notes.  Holders of notes that validly tendered and did not validly withdraw their notes after the early tender deadline and prior to the expiration time and whose notes are accepted for purchase are entitled to receive the previously announced tender offer consideration of $1,062.50 per $1,000 principal amount of notes.

A total of $250,000,000 in aggregate principal of the notes remains outstanding.  Pursuant to the terms of the tender offer, notes not tendered in this tender offer remain outstanding, and the terms and conditions governing the notes, including the covenants and other provisions contained in the indenture governing the notes, will remain unchanged.  From time to time, FirstEnergy or its subsidiaries may acquire notes that were not tendered or purchased in the tender offer through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as FirstEnergy or its subsidiaries may determine, which may be more or less than the price to be paid pursuant to the tender offer and could be for cash or other consideration.  Alternatively, FirstEnergy may, subject to certain conditions, repurchase any or all of the notes not purchased pursuant to the tender offer at any time we are permitted to do so under the respective indentures governing the notes.

In connection with the tender offer, FirstEnergy has retained Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and RBS Securities Inc. to serve as Dealer Managers for the tender offer.  D. F. King & Co., Inc. has been retained to serve as the Information Agent and the Tender Agent for the tender offer.

For additional information regarding the terms of the tender offer, please contact:  Morgan Stanley at 800-624-1808 (toll free) or 212-761-5384 (collect); Credit Suisse at 800-820-1653 (toll free) or 212-538-1862 (collect); or RBS at 877-297-9832 (toll free) or 203-897-6145 (collect).  Requests for documents and questions regarding the tender of notes may be directed to the Information Agent at 800-735-3591 (toll free) or 212-269-5550 (collect).

FirstEnergy is a diversified energy company headquartered in Akron, Ohio.  Its subsidiaries and affiliates are involved in the generation, transmission and distribution of electricity, as well as energy management and other energy-related services.  Its seven electric utility operating companies comprise the nation’s fifth largest investor-owned electric system, based on 4.5 million customers served within a 36,100-square-mile area of Ohio, Pennsylvania and New Jersey; and its generation subsidiaries control more than 14,000 megawatts of capacity.

FirstEnergy’s obligations to accept any notes tendered and to pay the applicable consideration for them are set forth solely in the Offer to Purchase and related Letter of Transmittal.

This news release is not an offer to purchase or a solicitation of acceptance of the tender offer.  FirstEnergy may, subject to applicable law, amend, extend or terminate the tender offer.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “believe,” “estimate” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the Public Utilities Commission of Ohio’s regulatory process on The Cleveland Electric Illuminating Company, Ohio Edison Company, or The Toledo Edison Company to the extent each is associated with the distribution rate case, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy’s regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals for the District of Columbia July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company’s and Pennsylvania Electric Company’s transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy’s nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy’s financing plan and the cost of such capital, changes in general economic conditions affecting FirstEnergy, the state of the capital and credit markets affecting FirstEnergy, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy’s access to financing or its costs or  increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on FirstEnergy’s major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, and the risks and other factors discussed from time to time in FirstEnergy’s Securities and Exchange Commission filings, and other similar factors.  The foregoing review of factors should not be construed as exhaustive.  New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. A security rating is not a recommendation to buy, sell or hold securities that may be subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating.  FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

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